Exhibit 99.1
Contact: Rick Berry Chief Financial Officer 600 Travis Street, Suite 5800 Houston, Texas 77002 713.993.4614

The Edelman Financial Group Reports Third Quarter Earnings
from Core Operations of $0.09 Per Share

HOUSTON, November 8, 2011 – The Edelman Financial Group Inc. (NASDAQ:EF) today reported third quarter earnings from core operations of $2.5 million, or $0.09 per share. It earned $0.03 per share from core operations in the prior year’s quarter and $0.10 per share in the second quarter of 2011.

The Company had a net loss from continuing operations of $1.6 million, or $0.06 per share, in the period just ended. It recorded net non-cash charges of $4.2 million, primarily from a final write off related to its former investment banking division which was sold in 2009.

George L. Ball, Chairman and Co-Chief Executive Officer, said, “Our assets under management fell to $17.0 billion from $18.8 billion three months earlier, reflecting difficult conditions in virtually every market. Our net new client assets grew nicely, especially in the large Edelman Financial Services and Global Financial Services units. However, those excellent inflows could not offset the damage of the markets themselves.”

Added Ric Edelman, President and Co-Chief Executive Officer, “We showed healthy growth in our new Edelman Financial Services offices. We have 30 of them, including eight opened in September. That expansion penalized earnings by $0.03 a share last quarter. Our first cluster of six offices in metropolitan New York opened in September 2009, earned $331,000 pretax last quarter, with client assets of $427 million, up 44% since the end of 2010. The entire effort is moving forward very well.”

For the first nine months of this year, the Company earned $9.9 million, or $0.33 per share, from core operations, compared to $4.0 million, or $0.14 per share, in the prior year period. Its overall earnings in the nine months of this year were $0.20 a share versus $0.24 a share in the 2010 period.  The 2011 results include a non-core operating loss of $4.0 million, or $0.13 per share, primarily from net charges related to Madison Williams and Concept Capital, as described above. The 2010 period had non-core operating profits of $3.1 million, or $0.10 per share, reflecting gains from the Company’s investment portfolio.

Conference Call
The Company will host a conference call on Tuesday, November 8, 2011 to discuss third quarter 2011 financial and operational results. The call will begin at 9:00 a.m. Central Time, and is open to the public. To listen to the conference call, use U.S. dial-in number (800) 447-0521 or International dial-in number (847) 413-3238 and enter pass code 30907965. It is recommended that listeners phone in at least 10 minutes before the call is scheduled to begin to avoid delay. For those unable to listen to the live call, a replay of the conference call in its entirety will be available approximately two hours after its completion for 10 days by dialing (888) 843-7419 (U.S.), (630) 652-3042 (International) and entering the pass code 30907965#.

About The Edelman Financial Group
The Edelman Financial Group is a wealth management company that manages approximately $17.0 billion in client assets. Client assets include the gross value of assets under management directly or via outside managers and assets held in brokerage accounts for clients by outside clearing firms. The Edelman Financial Group has approximately 530 employees in 21 states. Additional information is available at www.edelmanfinancial.com.

In addition to the historical information, this press release contains certain forward-looking and non-GAAP statements under federal securities laws. These statements concern The Edelman Financial Group’s expected future business prospects, revenue and income. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties that could cause actual results to differ materially from any such statement. Non-GAAP information includes operating earnings, defined as earnings from continuing operations, adjusted for investment portfolio gains and losses. These risks and uncertainties, many of which are beyond the Company's control, include but are not limited to (1) trading volume in the securities markets; (2) volatility of the securities markets and interest rates; (3) changes in regulatory requirements that could affect the demand for the Company's services or the cost of doing business; (4) general economic conditions, both domestic and foreign, especially in the regions where the Company does business; (5) changes in the rate of inflation and related impact on securities markets; (6) competition from existing financial institutions and other new participants in the securities markets; (7) legal developments affecting the litigation experience of the securities industry; (8) successful implementation of technology solutions; (9) changes in valuations of the Company’s trading and warrant portfolios resulting from mark-to-market adjustments; (10) dependence on key personnel; (11) demand for the Company's services; and (12) litigation and securities law liabilities. The Company does not undertake any obligation to publicly update or revise any forward-looking statements.

* * *

Selected Condensed Operating Information
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenue	$41,709	$36,932	$126,129	$118,453
Expenses	37,798	34,158	114,127	108,679
Net	3,911	2,774	12,002	9,774
Equity in income (loss) of limited partnerships	(4,861)	1,525	4,677	5,599
Income (loss) from continuing operations before income taxes	(950)	4,299	16,679	15,373
(Provision) benefit for income taxes	801	(1,157)	(3,995)	(4,567)
Income (loss) from continuing operations, net of income taxes	(149)	3,142	12,684	10,806
Loss from discontinued operations, net of income taxes of
$(213), $(470), $(762) and $(1,692) respectively	(333)	(736)	(1,193)	(2,646)
Net income (loss)	(482)	2,406	11,491	8,160
Less: Net income attributable to the noncontrolling interest	(1,500)	(1,262)	(6,794)	(3,631)
Net income (loss) attributable to The Edelman Financial Group Inc.	$(1,982)	$1,144	$4,697	$4,529

Basic earnings (loss) per common share:
Continuing operations	$(0.06)	$0.06	$0.20	$0.24
Discontinued operations	(0.01)	(0.02)	(0.04)	(0.09)
Net earnings (loss)	$(0.07)	$0.04	$0.16	$0.15

Diluted earnings (loss) per common share:
Continuing operations	$(0.06)	$0.06	$0.20	$0.24
Discontinued operations	(0.01)	(0.02)	(0.04)	(0.09)
Net earnings (loss)	$(0.07)	$0.04	$0.16	$0.15

Weighted average shares outstanding:
Basic	28,994	29,153	29,103	29,519
Diluted	28,994	29,155	29,897	29,524

Amounts attributable to The Edelman Financial Group Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$(1,649)	$1,880	$5,890	$7,175
Loss from discontinued operations, net of tax	(333)	(736)	(1,193)	(2,646)
Net income (loss)	$(1,982)	$1,144	$4,697	$4,529

GAAP to Non-GAAP Reconciliation	Three Months Ended		Nine Months Ended
	September 30, 2011		September 30, 2011
Net operating income from core operations:	Amount	Diluted EPS	Amount	Diluted EPS
Income (loss) from continuing operations, net of tax, attributable to
The Edelman Financial Group Inc.	$(1,649)	$(0.06)	$5,890	$0.20
Adjustments:
Madison Williams receivable write off	853	0.03	3,460	0.11
Concept Capital business closure costs	422	0.02	726	0.02
Investment portfolio losses (gains), net of tax	2,904	0.10	(148)	-
Net operating income from core operations	$2,530	$0.09	$9,928	$0.33

Weighted average shares outstanding		28,994		29,897

	Three Months Ended		Nine Months Ended
	September 30, 2010		September 30, 2010
Net operating income from core operations:	Amount	Diluted EPS	Amount	Diluted EPS
Income from continuing operations, net of tax, attributable to
The Edelman Financial Group Inc.	$1,880	$0.06	$7,175	$0.24
Adjustments:
Investment portfolio gains, net of tax	(903)	(0.03)	(3,127)	(0.10)
Net operating income from core operations	$977	$0.03	$4,048	$0.14

Weighted average shares outstanding		29,155		29,524

Balance sheet data:
Cash and cash equivalents	$43,566
Other tangible net assets	67,768
Tangible net assets	111,334
Shareholders' equity	$257,089

Selected Condensed Operating Information
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue:
Mass Affluent	$22,919	$18,205	$67,171	$52,887
Other Wealth Management	18,075	12,177	56,471	38,267
Wealth Management Total	40,994	30,382	123,642	91,154
Prime Brokerage Services	-	5,082	-	23,594
Corporate Support and Other	715	1,468	2,487	3,705
Total	$41,709	$36,932	$126,129	$118,453

Income (loss) from continuing operations before equity in income (loss) of limited partnerships and income taxes:
Mass Affluent	$6,261	$3,756	$17,063	$11,875
Other Wealth Management	6,396	3,675	19,238	12,776
Wealth Management Total	12,657	7,431	36,301	24,651
Prime Brokerage Services	-	(226)	-	526
Corporate Support and Other	(8,746)	(4,431)	(24,299)	(15,403)
Total	$3,911	$2,774	$12,002	$9,774

Equity in income (loss) of limited partnerships:
Mass Affluent	$-	$-	$-	$-
Other Wealth Management	(2,399)	453	399	1,480
Wealth Management Total	(2,399)	453	399	1,480
Prime Brokerage Services	-	-	-	-
Corporate Support and Other	(2,462)	1,072	4,278	4,119
Total	$(4,861)	$1,525	$4,677	$5,599

Income (loss) from continuing operations before income taxes:
Mass Affluent	$6,261	$3,756	$17,063	$11,875
Other Wealth Management	3,997	4,128	19,637	14,256
Wealth Management Total	10,258	7,884	36,700	26,131
Prime Brokerage Services	-	(226)	-	526
Corporate Support and Other	(11,208)	(3,359)	(20,021)	(11,284)
Total	$(950)	$4,299	$16,679	$15,373

Net (income) loss attributable to the noncontrolling interest:
Mass Affluent	$(1,502)	$(902)	$(4,095)	$(2,850)
Other Wealth Management	(339)	(535)	(3,929)	(1,235)
Wealth Management Total	(1,841)	(1,437)	(8,024)	(4,085)
Prime Brokerage Services	-	-	-	-
Corporate Support and Other	341	175	1,230	454
Total	$(1,500)	$(1,262)	$(6,794)	$(3,631)